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                                                                   EXHIBIT 10.61

                       ACTV EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT made as of January 1, 2002 by and between ACTV, INC., a Delaware corporation having an office at 233 Park Avenue South, 10th Floor, New York, New York 10003-1606 ("ACTV"), and CHRISTOPHER C. CLINE ("Employee"),

                              W I T N E S S E T H :

         WHEREAS, ACTV desires to employ Employee, and Employee desires to accept employment, as the Chief Financial Officer of ACTV;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment of Employee. ACTV hereby employs Employee as Chief Financial Officer of ACTV. During the term hereof, Employee shall devote all of his business time and efforts to ACTV and its affiliates, and shall perform such services and duties and have such powers as may from time to time be prescribed by the Chief Executive Officer of ACTV ("ACTV's CEO") or his designee.

         2. Compensation and Benefits.

         a. Salary. ACTV shall pay Employee a salary at the rate of Two Hundred Thousand dollars ($200,000.00) per year, less applicable withholding taxes and other payroll deductions required by law, payable in accordance with ACTV's customary payroll practices; provided, that for all purposes hereof, that certain Salary Amendment dated as of September 1, 2001 heretofore entered into by and between ACTV and Employee (the "Salary Reduction Amendment") shall continue in full force and effect and shall apply hereto exactly as if this Agreement were the Employment Agreement referred to in such Salary Reduction Amendment, as a consequence of which Employee's salary hereunder shall be One Hundred Eighty Thousand dollars ($180,000.00) per year, less applicable withholding taxes and other payroll deductions required by law, until the Rescission Date referenced in the Salary Reduction Amendment or until this Agreement shall be amended to provide otherwise.

         b. Change of Control. In the event of a "Change of Control" (as such term is defined in Exhibit A hereto), then all then unvested, unexpired stock options granted by ACTV to Employee, whether prior to, on or after the date hereof and whether under any stock incentive plan or otherwise, shall become and be fully vested and immediately exercisable by Employee, at the respective exercise price(s) thereof, at any date prior to the respective expira-tion date(s) thereof, and in addition Employee shall, at Employee's election, receive a special compensation payment for the exercise cost of such of Employee's vested options as Employee shall exercise at any time during the one year period immediately following the effective date of the Change of Control. In addition,


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in the event that upon or within three years after a Change of Control, ACTV (or the successor entity) shall terminate Employee's employment without cause or shall not retain Employee at ACTV (or the successor entity) in his immediately prior position or a substantially similar position or Employee shall terminate this Agreement for Good Reason, then ACTV shall, upon or within 30 days thereafter, pay Employee a one-time cash severance sum, the amount of which severance sum shall be the lesser of (x) such sum as is equal on an after-tax basis to Employee's then current annual base salary, for which purpose the foregoing bonus shall be "grossed-up" to include that amount necessary to reimburse Employee for his federal, state and local income tax liability on the bonus and on the "gross-up" at the respective effective marginal tax rates, or
(y) such sum as shall be equal to the product of two times (i.e., double) his annual base salary without any gross-up.

         c. Bonuses. Employee shall be eligible for such bonuses, if any, as may hereafter be determined and paid in accordance with such policies as the Compensation Committee of the Board of Directors of ACTV may set from time to time.

         d. Benefits. Employee shall be entitled to participate in all employee health and other benefit plans or programs of ACTV to the extent that his position, title, tenure, salary and other qualifications make him eligible to participate. ACTV does not guarantee the continuance of any particular employee benefit plan or program during the period of Employee's employment, and Employee's participation in any such plan or program shall be subject to all terms, provisions, rules and regulations applicable thereto.

         e. Exercise of Stock Options. Unless a pre-existing plan of ACTV shall expressly forbid it, all or any portion of the exercise price of any vested, unexercised stock options that shall become exercisable and be exercised by Employee during the term hereof may be paid for by Employee in cash or, at Employee's election, by Employee's delivery and transfer to ACTV of such number of shares of ACTV common stock as Employee shall have owned for at least six months and shall, at the date of Employee's delivery and transfer thereof to ACTV, have a fair market value equal to the exercise price (or such portion thereof as Employee shall then be paying thereby).

         f. Insurance. ACTV shall maintain a life, accidental death and dis-memberment insurance policy on Employee for the benefit of a beneficiary named by Employee in an amount not less than $750,000; provided, that ACTV shall have the right, upon 10 days prior written notice to Employee, to terminate or otherwise cease to maintain that insurance policy in the event that ACTV terminates or otherwise ceases to maintain any life, accidental death and dismemberment insurance policy on each of Messrs. R. James Crook, Michael J. Freeman, David Reese and William C. Samuels for the benefit of a respective beneficiary named by the respective such individual. In the event of any termination of Employee's employment under this Agreement, Employee shall have the right - upon written notice delivered to ACTV within 10 business days after such termination - to assume the ownership of the foregoing insurance policy on Employee, in the event of which timely election notice from Employee, ACTV shall promptly assign such policy to Employee, whereupon such policy shall become the obligation of Employee to maintain at Employee's sole cost and expense (and in the absence of which timely election notice from Employee, the Company shall have the right to terminate such policy, without notice to Employee).



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         3. Employment At-Will/Termination.

         a. Term; Termination. Employee's employment hereunder shall be at-will, without fixed term or duration, and this Agreement and Employee's employment here-under may be terminated at any time as follows:

                  i. By Employee. Employee may terminate this Agreement, and Employee's employment hereunder, at will, upon written notice to ACTV, whereupon this Agreement and Employee's employment hereunder (and all of ACTV's and Employee's respective rights, duties and obligations hereunder) shall terminate, subject in all respects to Section 3(a)(iv) hereof.

         In the event that Employee shall terminate his employment for Good Reason (as such term is hereafter defined), Employee shall be entitled to severance pay equal to six months' of Employee's base salary, in addition to such rights as Employee may have under any other provisions of this Agreement (including Section 2(b) above, subject to the following proviso) upon any termination of his employment for Good Reason; provided, that notwith-standing anything hereinbefore set forth, Employee shall not be entitled to the foregoing six months' severance pay if Employee is paid the one-time cash severance sum specified in Section 2(b) upon or within 30 days after any termination of his employment for Good Reason.

         "Good Reason" shall mean any termination of this Agreement effected by Employee on account of (i) a material breach hereof by ACTV (including, without limitation, a reduction in base salary from the amount set forth in Section 2(a) hereof), which breach ACTV shall have failed to cure within 15 days after its receipt of written notice thereof from Employee, which notice shall have made specific reference to this Section of this Agreement, (ii) ACTV's relocation of Employee's office to a location outside of the City of New York, NY, which relo-cation ACTV shall have failed to rescind within 15 days after its receipt of a written rescission request from Employee, which request shall have made specific reference to this Section of this Agreement, or (iii) the assignment to or taking from Employee, upon or after any Change of Control, of any duties, responsibilities, status, title or position that is or are, in the case of any such assignment to Employee materially inconsistent with, or in the case of any such taking from Employee materially detractive from, Employee's duties, responsibilities, status, title and posi-tion, viewed in the aggregate, as in effect immediately prior to such Change of Control, which assignment or taking ACTV shall have failed to rescind within 15 days after its receipt of a written rescission request from Employee, which request shall have made specific reference to this Section of this Agreement.

                  ii. By ACTV For Cause. ACTV may terminate this Agreement, and Employee's employment hereunder, upon written notice for cause. For purposes hereof, "cause" shall mean Employee's (1) refusing to carry out the business of ACTV and its affiliates, as lawfully directed by ACTV, (2) breach of this Agreement or the CIWP Agreement (as such term is defined in Section 6 hereof) in


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any material respect, (3) engaging in conduct that con-stitutes competitive activity in violation of Section 7 hereof, (4) conviction of a felony, (5) con-tinuing or repeated abuse of alcohol or prescription drugs, (6) abuse of any controlled substance, or (7) inability to perform and fulfill his assigned duties due to a disability. Notwithstanding anything to the contrary in this
Section 3(a)(ii), ACTV may not terminate Employee's employ-ment for cause under clause (1) hereof unless Employee shall have first received 15 days written notice from ACTV's CEO advising Employee of the specific acts or omissions alleged to con-stitute cause, and such acts or omissions continue thereafter. Any termination of Employee's employment for disability shall not affect Employee's right to receive any benefits to which he may be entitled pursuant to any of the employee benefit plans or programs referenced in Section 2(e).

                  iii. By ACTV Without Cause. ACTV may terminate this Agree-ment and Employee's employment hereunder without cause at any time, upon written notice to Employee. In the event that Employee is terminated without cause, Employee shall be entitled to severance pay equal to six months' salary, in addition to such rights as Employee may have under any other provisions of this Agreement (including Section 2(b) above, subject to the following proviso) upon any termination of his employment without cause; provided, that not-withstanding anything hereinbefore set forth, Employee shall not be entitled to the foregoing six months' severance pay if Employee is paid the one-time cash severance sum specified in Section 2(b) upon or within 30 days after any termination of his employment without cause. Notwith-standing anything hereinbefore set forth, ACTV covenants and agrees that if it terminates Employee's employment hereunder without cause in connection with or in contemplation of a pending or proposed Change of Control, then ACTV shall pay Employee the one-time cash severance sum specified in Section 2(b) upon or within 30 days after such termination of his employment, which payment shall (if it is made upon or within 30 days after such termination) be in lieu of the foregoing six months' severance pay. Employee shall be entitled to retain his assigned desktop (non-laptop) personal computer upon any termination of his employment without cause.

                  iv. Survival. Notwithstanding any termination of Employee's employment (whether effected by ACTV, any successor entity or Employee under this Section 3 or under any other provision of this Agreement), the provisions of Sections 6 (Confidential Information and Work Product Agreement) and 7 (Covenant Not to Compete) hereof, and Employee's covenants, duties and obligations thereunder, shall survive such termination and shall continue in full force and effect in accordance with the respective terms thereof; provided, that if Employee's employment is terminated by Employee for Good Reason, the provisions of Section 7 (Covenant Not to Compete) shall not survive or have any force or effect after the date of such termination.

         b. Termination upon Death. This Agreement and Employee's employment hereunder shall automatically terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 2(a) for the period prior to Employee's death and any other amount which Employee was entitled to be paid by ACTV at the time of his death, and Employee's estate shall be entitled to receive any benefits provided pursuant to any of the employee benefit plans or programs referenced in Section 2(d).



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                  4. Expenses. Employee shall be reimbursed for all reasonable and necessary out-of-pocket expenses incurred in the performance of Employee's duties hereunder, provided that Employee shall have timely submitted to ACTV reasonably detailed expense reports and receipts with respect thereto on a timely basis. All air travel shall be in accordance with ACTV's established travel policies as in effect from time to time.

                  5. Vacation. Employee shall be entitled to three weeks of paid vacation time per year, on dates to be agreed upon between ACTV and Employee. In the event that Employee's employment is terminated for any reason other than for cause, Employee's accrued vacation time shall be paid to him at his then current base salary.

                  6. Confidential Information and Work Product Agreement. The parties acknowledge and confirm that Employee has, contemporaneously herewith, executed a Confidential Information and Work Product Agreement dated the date hereof (the "CIWP Agreement") and that such CIWP Agreement shall continue in full force and effect.

                  7. Covenant Not to Compete. Employee acknowledges and confirms that ACTV is placing its confidence and trust in Employee. Accordingly, and in consideration of ACTV's execution of this Agreement, Employee covenants and agrees that he will not, during the term of his employment, and for a period of one (1) year thereafter, either directly or indirectly, engage in any business, either directly or indirectly (whether as a creditor, guarantor, financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, or otherwise), with or for any company, enterprise, institution, organization or other legal entity (whether a sole proprietorship, a corporation, a partnership, a limited liability company, an association, or otherwise, and whether or not for profit), which is in competition with the ACTV Business (as defined herein). As used in this Agreement, the term "ACTV Business" shall mean the invention, development, application, implementation, extension, operation, licensing and/or management by ACTV and/or any ACTV affiliate of any invention, software, technology, business, service or product of ACTV and/or any ACTV affiliate.

         Furthermore, Employee will not during the term of his employment, and for a period of one (1) year thereafter, individually or through any entity, directly or indirectly, without the express prior written consent of ACTV, become an employee, consultant, advisor, director, officer, producer, partner or joint or co-venturer of or to, or enter into any contract, agreement or arrangement with, any entity or business venture of any kind to or of which ACTV and/or any ACTV affiliate is a licensor or licensee or with which ACTV and/or any ACTV affiliate is a joint or co-venturer, partner or otherwise engaged in any material (or then potentially material) on-going business relationship or discussions or negotiations with a view to entering into such a relationship to provide services or products, without the prior written consent of ACTV, which consent ACTV shall not unreasonably withhold. Nor shall Employee, during the term of his employment, and for a period of two (2) years thereafter, individually or through any entity, directly or indirectly, without the express prior written consent of ACTV, make or otherwise extend any offer of full-time or part-time employment to any officer or employee of ACTV and/or of any ACTV affiliate, or otherwise solicit any officer or employee of ACTV and/or of any ACTV affiliate to seek or accept any full-time or part-time employment, by or with any person or entity other than ACTV or any ACTV affiliate.



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         Employee hereby acknowledges and agrees that the ACTV Business extends throughout the United States, and that -- given the nature of the ACTV Business -- ACTV and/or any ACTV affiliate can be harmed by competitive conduct anywhere in the United States. Employee therefore agrees that the covenants not to compete contained in this Section 8 shall be applicable in and throughout the United States, as well as throughout such non-U.S. areas in which ACTV and/or any ACTV affiliate may be (or has, with Employee's knowledge and assistance, prepared written plans to be) doing business as of the date of termination of Employee's employment. Employee further warrants and represents that, because of his varied skill and abilities, he does not need to compete with the ACTV Business, and that this Agreement will therefore not prevent him from earning a livelihood. Employee acknowledges that the restrictions contained in this
Section 8 constitute reasonable protections for ACTV and its affiliates in light of the foregoing and in light of the promises to Employee contained herein. Employee and ACTV hereby agree that, if the period of time or the scope of the restrictive covenant not to compete contained in this Section 8 shall be adjudged unreasonable by any proper arbiter of a dispute hereunder, then the period of time and/or scope shall be reduced accordingly, so that this covenant may be enforced in such scope and during such period of time as is judged by such arbiter to be reasonable.

         Notwithstanding anything hereinabove set forth in this Section 8, Employee may - solely in his capacity as a passive investor - make equity investments in any publicly listed company, provided that the amount of any such investment does not exceed 2% of the issued and outstanding shares of the capital stock of the respective class of equity securities of such company and provided, further, that such investment does not violate any then current investments policy published by ACTV.

         Notwithstanding anything hereinabove set forth in this Section 8, the provisions of this Section 8 shall not survive or otherwise apply to Employee from and after any date upon which Employee may terminate his employment hereunder for Good Reason.

         As used in this Agreement, the term "affiliate" shall mean any person, corporation, partnership, joint venture, limited liability company or other legal entity that is controlled by ACTV. For purposes of the foregoing definition, the term "control" shall mean the capability (whether by ownership of, or ------- the right to vote, such equity stock or other ownership interests as shall enable the party owning or voting same, or by the right to elect or appoint a majority of those directors or other such persons having the authority) to direct the policies and management of such legal entity. Accordingly, at the date hereof, such of ACTV's affiliates as are operating companies include ACTV Entertainment, Inc., AdVision Systems LLC, Bottle Rocket, Inc., Digital ADCO, Inc., HyperTV Networks, Inc., Intellocity USA, Inc. and Media Online Services, Inc.



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                  8. Entire Agreement. This Agreement, together with the CIWP
Agreement as executed by Employee, contains (with the exception of any stock options that ACTV may have heretofore granted to Employee) the entire agreement between the parties at the date hereof with respect to the employment and compensation of Employee by or on behalf of ACTV or any affiliate of ACTV and supersedes in all respects any prior agreement or understanding between Employee and ACTV or any affiliate of ACTV with respect to the employment and compensa-tion of Employee by or on behalf of ACTV or any affiliate of ACTV. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision. This Agreement may not be amended or modified in any way except by an agreement in writing signed by ACTV, as one party, and by Employee, as the other party. Any delay in exercising, or any failure to exercise, any rights provided by this Agreement shall not be deemed a waiver thereof, and any express written waiver thereof shall not be deemed a waiver of any further or future rights.

                  9. Assignment. Neither party shall have the right to assign any of his or its respective rights, duties or obligations hereunder to any third party without the prior written consent of the other party hereto, provided that Employee's consent thereto shall not be required for or in connection with ACTV's assignment of this Agreement to any entity that shall succeed ACTV as a consequence of any sale of all or substantially all of ACTV's assets, merger, consolidation or Change of Control.

                  10. Notices. All notices, responses, demands or other communications under this Agreement shall be in writing and shall be deemed to have been given when:

                  a. delivered by hand, with receipt confirmed;

                  b. transmitted by facsimile, with receipt confirmed, provided that a copy is mailed on that same transmittal date by certified or registered mail, return receipt requested; or

                  c. delivered by express delivery service, with receipt confirmed;

in each case to the appropriate addresses or telecopier numbers set forth below, or to such address or facsimile number as the respective party may hereafter otherwise designate in writing:

                  (i) if to ACTV, to:

                           ACTV, Inc.
                           233 Park Avenue South, 10th Floor
                           New York, NY  10003-1606
                           Attn:   David Reese,
                           Chief Executive Officer
                           Facsimile:  (212) 497-7043



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         with a separate and complete copy, under separate cover, to:

                  ACTV, Inc.
                  233 Park Avenue South, 10th Floor
                  New York, NY  10003-1606
                  Attn:  Day L. Patterson,
                         Law Department
                  Facsimile:  (212) 497-7043

         and

         (ii) if to Employee, to:

                  Mr. Christopher C. Cline 514 West End
                  Avenue, #7A New York, NY 10024

                  11. Specific Performance and Injunctive Relief. Employee hereby recognizes and acknowledges that irreparable injury or damage may result to ACTV and its affiliates in the event of a breach or threatened breach by Employee of certain of the terms or provisions of this Agreement including, without limitation, Employee's covenants in Section 8 hereof, and that ACTV and its affiliates may have no adequate remedy at law for such breach or threatened breach. Accordingly, Employee hereby agrees that, in addition to any other available remedies in equity or at law, ACTV and its affiliates shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach and requiring specific performance of the terms hereof. Nothing contained herein shall be construed as prohibiting ACTV or any ACTV affiliate from pursuing any other remedies available to ACTV or any ACTV affiliate at law or in equity for such breach or threatened breach, including but not limited to, the recovery of damages from Employee and the termination of his employment with ACTV in accordance with the terms and provisions of this Agreement.

                  12. Arbitration. All controversies which may arise between the parties hereto shall be determined by binding arbitration applying the laws of the State of New York. Any arbitration pursuant to this Agreement shall be conducted in New York, New York before the American Arbitration Association ("AAA") in accordance with its arbitration rules. Any dispute to be submitted to arbitration must be reduced to writing and shall be provided to the other party and to the AAA in order to initiate the proceedings. The award of the arbitrator(s), or a majority of them, shall be final, and judgment upon the award may be confirmed and entered in any state or federal court having jurisdiction; provided, that the arbitrators shall not have the right to award any punitive damages (and each of the parties hereto waives any right to claim or receive any punitive damages, whether in any arbitration proceeding or otherwise). Nothing in this Section 13 will prevent ACTV or any ACTV affiliate from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injury or harm to ACTV or any ACTV affiliate. If and insofar as Employee shall prevail in any arbitration proceeding regarding any payment that Employee shall claim is due him on account of or in connection with any Change of Control, ACTV shall reim-burse Employee for all costs and expenses, including reasonable attorneys fees, incurred by Employee with respect thereto.



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                  13. Governing Law. This Agreement and any amendments hereto, and waivers and consents with respect thereto, shall be governed by the internal laws of the State of New York, without regard to the conflict of laws principles thereof.


         [The parties' signatures are on the following page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                ACTV, INC.


                                By: /s/ David Reese
                                    --------------------------------
                                    David Reese,
                                    Chief Executive Officer


                                    /s/ Christopher C. Cline
                                    --------------------------------
                                    CHRISTOPHER C. CLINE
                                     (Employee)




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                                   EXHIBIT A

                       Definition of "Change of Control"


For purposes hereof, a "Change of Control" shall mean the first to occur of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of ACTV (the "Outstanding ACTV Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of ACTV entitled to vote generally in the election of directors (the "Outstanding ACTV Voting Securities"); provided, however, that, for purposes hereof, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from ACTV, (B) any acquisition by ACTV, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by ACTV or one of its affiliates, or (D) any acquisition pursuant to a transaction that complies with Paragraphs (c)(i),
(c)(ii) and (c)(iii) below;

(b) individuals who, as of the date hereof, constitute the Board of Directors of ACTV (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by ACTV's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board;

(c) consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving ACTV or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of ACTV, or the acquisition of assets or stock of another entity by ACTV or any of its subsidiaries (each, a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding ACTV Common Stock and the Outstanding ACTV Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or entity resulting from such Business Combination (including, without limitation, a corporation or entity that, as a result of such transaction, owns ACTV or all or substantially all of ACTV's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding ACTV Common Stock and the Outstanding ACTV Voting Securities, as the case may be, (ii) no

Person (excluding any employee benefit plan (or related trust) of ACTV or any corporation or entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation or entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or entity, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation or entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) approval by the stockholders of ACTV of a complete liquidation or dissolution of ACTV.















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